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                                                                  EXECUTION COPY


                           CME SHAREHOLDERS' AGREEMENT



                  CME SHAREHOLDERS' AGREEMENT dated as of March 29, 1999, among SBS Broadcasting S.A., a Luxembourg corporation ("SBS"), and Ronald S. Lauder ("RSL"), RSL Investments Corporation, RSL Capital LLC and Duna Investments, Inc. (collectively, the "Shareholders").

                  WHEREAS, the Shareholders desire that Central European Media Enterprises Ltd., a Bermuda corporation (the "Company"), and SBS enter into a Reorganization Agreement dated as of the date hereof (as the same may be amended from time to time, the "Reorganization Agreement"), which provides, among other things, for the sale by the Company to SBS of all the assets, business, properties and rights of the Company, and the assumption by SBS of any and all liabilities of the Company, in exchange for shares of Common Stock, par value $1.50 per share, of SBS ("SBS Common Stock"), and the subsequent liquidation of the Company, all upon the terms and conditions set forth in the Reorganization Agreement; and

                  WHEREAS, the Shareholders are executing this Agreement as an inducement to the Company and SBS to execute and deliver the Reorganization Agreement.

                  NOW THEREFORE, in consideration of the execution and delivery by the Company and SBS of the Reorganization Agreement and the mutual covenants, conditions and agreements contained therein and herein, the parties hereto agree as follows:

                  SECTION 1. Defined Terms. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Reorganization Agreement.

                  SECTION 2. Representations and Warranties. Each of the Shareholders represents and warrants to SBS as follows:

                  (a) Such Shareholder is the record and beneficial owner of the number of Class A Shares and Class B Shares (together with any shares of Seller Capital Stock which such Shareholder acquires after the date hereof, the "Shares"), as set forth on Exhibit A hereto (which Exhibit shall be amended after the date hereof to include any shares of


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         Seller Capital Stock which such Shareholder acquires after the date hereof). Except for such number of Shares and except for Shares, issuable in connection with any Seller Stock Options or Seller Warrants outstanding as of the date hereof, which are separately set forth on Exhibit A hereto, such Shareholder does not own, beneficially or of record, any shares of Seller Capital Stock.

                  (b) Such Shareholder has the authority to execute, deliver and perform this Agreement without the necessity of obtaining any third party consent, approval, authorization or waiver, or giving of any notice or otherwise, except for such consents as have been obtained, are unconditional and are in full force and effect.

                  (c) This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery thereof by Luxco, constitutes the legal, valid, and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

                  (d) The execution, delivery, and performance of this Agreement by such Shareholder will not (i) result in the breach of or constitute a default under any contract to which such Shareholder is subject, (ii) constitute a violation of any law applicable or relating to such Shareholder or (iii) result in the creation of any Lien.

                  (e) Except for this Agreement, there are no voting trusts or other agreements or understandings, including, without limitation, any proxies, in effect governing the voting of the Shares beneficially owned by such Shareholder.

                  (f) Such Shareholder does not hold, and has not issued, any proxies, or securities convertible into or exchangeable for or any options, warrants, or other rights to purchase or subscribe for any shares of Seller Capital Stock.

                  (g) The Shares and the certificates representing such Shares are now and until the consummation of the Liquidation will be held by such Shareholder, or by a nominee or


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         custodian for the benefit of such Shareholder, free and clear of all
         Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever other than as created by this Agreement.

                  (h) Such Shareholder understands and acknowledges that SBS is entering into the Reorganization Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

                  SECTION 3. Voting Agreement. Each Shareholder agrees with, and covenants to, SBS as follows:

                  (a) At each Seller Shareholders' Meeting or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval will be held or solicited with respect to any of the transactions contemplated by the Reorganization Agreement, including, without limitation, the sale and the Liquidation, such Shareholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of the Shares in favor of each of the transactions contemplated by the Reorganization Agreement.

                  (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought while the Reorganization Agreement remains in effect, such Shareholder shall vote (or cause to be voted) the Shares against (i) any Acquisition Proposal or any action which is a component of any Acquisition Proposal or would be a component of an Acquisition Proposal if it were contained in a proposal, or (ii) any other matter submitted to the shareholders of the Company, which matter would in any manner partially or wholly prevent or materially impede, interfere with or delay any of the transactions contemplated by the Reorganization Agreement, as determined in good faith by SBS (any of the foregoing, a "Competing Proposal").

                  (c) Each Shareholder represents and warrants to the SBS that any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked, to the extent in conflict with this Agreement.

                  SECTION 4. Covenants of the Shareholder.


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                  (a) Each Shareholder agrees with, and covenants to, SBS that such Shareholder shall not, prior to the final dissolution of the Company pursuant to the Plan of Liquidation and the BCA, (i) sell, assign, pledge, transfer or otherwise dispose of (including without limitation any indirect Transfer effected through the Transfer of any equity interest in a Shareholder which is not a natural person,a "Transfer") or consent to any Transfer of, any or all the Shares or any interest therein, (ii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, except under or in accordance or not in conflict with this Agreement, or (iii) deposit such Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or otherwise limit such Shareholder's power to vote his or its Shares in a manner that conflicts with this Agreement. RSL has indicated to SBS his intention to purchase shares of SBS Common Stock on or prior to the Closing Date, which purchases may be in an aggregate amount of up to 1,000,000 shares, and SBS has indicated to RSL its approval of any such purchases.

                  (b) Each Shareholder agrees that, on or prior to the Closing Date, it will not (i) initiate or solicit, directly or indirectly, any inquiries or the making of any Acquisition Proposal or (ii) engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal.

                  (c) Each Shareholder hereby irrevocably grants to, and appoints, SBS and Harry Sloan, in his capacity as Chief Executive Officer of SBS, and any individual who shall hereafter succeed to any such office of SBS, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all Shares for which it has or shares the power to vote, or grant a consent or approval in respect of such Shares in any manner permitted by the BCA, (i) in favor of any of the transactions contemplated by the Reorganization Agreement and (ii) against any Competing Transaction. The foregoing proxy shall terminate automatically upon the termination of this Agreement under Section 8. It is understood that such Shareholder retains its voting rights except to the extent specifically set forth in this Section 4(c). Each Shareholder hereby affirms that the irrevocable proxy set forth in this
Section 4(c) is given in connection with the execution of the Reorganization Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder

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under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

                  (d) RSL hereby unconditionally and irrevocably guarantees to SBS the due, prompt and faithful performance of, and compliance with, all agreements and obligations of the other Shareholders in this Agreement.

                  (e) RSL hereby agrees that, effective immediately prior to the Closing Date, the December Purchase Agreement shall be terminated without liability to the Company or Subsidiary of the Company party thereto. Each Shareholder agrees to execute and deliver to SBS an "affiliate" letter contemplated by Section 6.12 of the Reorganization Agreement.

                  (f) On and after the Closing Date, RSL shall use all reasonable efforts to cause the Company to consummate the Liquidation in accordance with the Plan of Liquidation and the BCA.

                  (g) During the period commencing on the Closing Date and ending on the earlier of (i) the second anniversary of the Closing Date and (ii) 180 days after the date RSL is no longer a director of SBS, each Shareholder agrees not to Transfer any shares of SBS Common Stock acquired by such Shareholder pursuant to the Reorganization Agreement, without the prior written consent of the Board of Directors of SBS, except (x) in connection with any merger, business combination or similar transaction to which SBS may be a party or (y) in the case of RSL, for any Transfers to another Shareholder or to an "Affiliate" of the type described in clause (ii)(x) of the definition thereof set forth below, provided such Affiliate agrees in writing to be bound by the provisions of this Agreement applicable to RSL with respect to the shares so Transferred.

                  (h) During the period ending on the fifth anniversary of the Closing Date, (i) each Shareholder shall give SBS at least five business days' prior written notice of any proposed Transfer of any shares of SBS Common Stock beneficially owned by such Shareholder and (ii) such Shareholder shall not, and shall cause his or its Affiliates not to, without the prior written consent of the Board of Directors of SBS,


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                  (A) acquire beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of any SBS Common Stock, if after giving effect to such acquisition, such persons would beneficially own, in the aggregate, 20% or more of the SBS Common Stock; provided, that, (x) the foregoing covenant shall not be deemed to be breached as a result of any repurchase by SBS of any of its outstanding shares of SBS Common Stock and (y) nothing contained herein shall be deemed a waiver or other approval on the part of the Board of Directors of SBS with respect to the applicability, at any time after the Closing Date, of the provisions of Article 6 of the Statuts Coordonnes of SBS as in effect any time;

                  (B) directly or indirectly, participate in, encourage or support any solicitation of proxies in opposition to any proposal made by the Board of Directors of SBS in connection with any shareholders' meeting of SBS; or

                  (C) sell to any person or group of related persons in a privately negotiated transaction (or series of related privately negotiated transactions) shares of SBS Common Stock representing, at the time of any such proposed sale, 5% or more of the outstanding shares of SBS Common Stock.

As used herein, the term "Affiliate" shall mean (i) when used with reference to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, and (ii) when used with respect to RSL, shall also include (x) his spouse or any of his minor children and (y) any Person in which any one or more of RSL, his spouse or his minor children (individually or collectively) beneficially own, directly or indirectly, more than 25% of the voting stock. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The term "beneficially own" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

                  (i) SBS hereby agrees that, following the Closing Date, if SBS fails to nominate for election to the Board of Directors of SBS (at the time the SBS directors are nominated for election to such Board of Directors) (A) during such time as RSL and his Affiliates beneficially own, in the aggregate, at least


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10% of the outstanding shares of SBS Common Stock, two persons designated by RSL
(who if other than any of the four persons initially to be appointed by the Company to the SBS Board of Directors pursuant to the Reorganization Agreement, shall be persons who are reasonably acceptable to SBS, provided that, unless consented to in writing by SBS, no such designee shall be affiliated with or employed by any competitor of SBS or any of its Subsidiaries or any other Person which has (or any affiliate of which has) a material business relationship with SBS or any of its Subsidiaries (a "Disqualified Person")), and (B) during such time as RSL and his Affiliates beneficially own, in the aggregate, at least 5% of the outstanding shares of SBS Common Stock, one person designated by RSL (who if other than any of the four persons initially to be appointed by the Company to the SBS Board of Directors pursuant to the Reorganization Agreement, shall be a person who is reasonably acceptable to SBS and, unless consented to in writing by SBS, is not otherwise a Disqualified Person), then the provisions of Sections 4(g) and 4(h) shall terminate. In respect of any election of directors of SBS for which SBS has nominated for election to its Board of Directors the designee(s) of RSL as set forth above, RSL agrees to vote, and to cause his Affiliates to vote, any shares of SBS Common Stock beneficially owned by them in favor of any other designees to the Board of Directors of SBS which are nominated by SBS.

                  (j) Each Shareholder agrees that each certificate representing the shares of SBS Common Stock distributed to them pursuant to the Reorganization Agreement shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN SELLER SHAREHOLDERS' AGREEMENT, DATED AS OF MARCH 29, 1999, BETWEEN SBS BROADCASTING S.A. AND CERTAIN SHAREHOLDERS PARTY THERETO, A COPY OF WHICH AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF SBS BROADCASTING S.A. AND IS AVAILABLE UPON REQUEST."

                  SECTION 5. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Class A Shares or Class B Shares, or the acquisition of additional Class A Shares or Class B Shares or other voting securities of the Company by such Shareholder, the number of


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Shares set forth in Section 2(a) hereof shall be adjusted appropriately and this
Agreement and the obligations hereunder shall attach to any additional Class A Shares or Class B Shares or other voting securities of the Company issued to or acquired by such Shareholder.

                  SECTION 6. Shareholder Capacity. No person executing this Agreement who is or becomes a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in such Shareholder's capacity as the record and beneficial owner of the Shares.

                  SECTION 7. Further Assurances. Each Shareholder shall, upon request of SBS, execute and deliver any additional documents and take such further actions as may reasonably be deemed by SBS to be necessary or desirable to carry out the provisions hereof.

                  SECTION 8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date on which the Reorganization Agreement is terminated in accordance with its terms, except that no Shareholder shall be relieved of any liability for breach of this Agreement by such Shareholder prior to such termination.

                  SECTION 9. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to SBS, to the address set forth in Section
9.2 of the Reorganization Agreement; and (ii) if to any Shareholder, to the address set forth opposite such Shareholder's name on Exhibit A hereto.

                  SECTION 10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Shareholder when one or more counterparts have been signed by SBS and such Shareholder and delivered to SBS and such Shareholder.


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                  SECTION 12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any applicable conflicts of law principles of such State.

                  SECTION 14. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

                  SECTION 15. Enforcement. Each Shareholder agrees that irreparable damage would occur and that SBS would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that SBS shall be entitled to an injunction or injunctions to prevent breaches by the other parties hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York State court, this being in addition to any other remedy to which SBS is entitled at law or in equity. In addition, each Shareholder (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby and (ii) agrees that such Shareholder will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                  SECTION 16. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties


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hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                  SECTION 17. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

IN WITNESS WHEREOF, SBS and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       SBS BROADCASTING S.A.

                                       By:  /s/ Harry E. Sloan
                                          -------------------------------------
                                       Name:  Harry E. Sloan
                                       Title: Chairman of the Board and
                                                 Chief Executive Officer




                                       SHAREHOLDERS:



                                         /s/ Ronald S. Lauder
                                       ----------------------------------------
                                       Ronald S. Lauder



                                       RSL INVESTMENTS CORPORATION
                                       RSL CAPITAL LLC
                                       DUNA INVESTMENTS, INC.

                                         /s/ Ronald S. Lauder
                                       ----------------------------------------
                                       By:  Ronald S. Lauder
                                            Authorized Signatory


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